Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254977

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common shares, par value $0.001 per share (2)	$300,000,000	N/A	$300,000,000	$32,730	(3)
Total	$300,000,000		$300,000,000	$32,730	(3)

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (Registration No. 333-254977) filed by Castor Maritime Inc., effective April 1, 2021.

(2)	Calculated in accordance with Rule 457(r) and is made in accordance with Rule 456(b) under the Securities Act of 1933, as amended.

(3)
Pursuant to Rule 457(p) under the Securities Act, the total registration fee due is offset by $32,730, representing a portion of the filing fee previously paid by Castor Maritime Inc. with respect to Castor Maritime Inc.’s Registration Statement on Form F-3 (File No. 333-252443) which was withdrawn on Form RW filed on March 30, 2021.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 1, 2021)

Up to $300,000,000 of Common Shares
Castor Maritime Inc.

We have entered into an equity distribution agreement (the “Distribution Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”) as our sales agent, relating to our common shares, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may, through our sales agent, offer and sell from time to time our common shares, par value $0.001 per share, having an aggregate offering amount of up to $300,000,000 (the “Aggregate Offering Amount”).

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by sales made directly on or through the Nasdaq Capital Market (“Nasdaq”) or another market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the Sales Agent. Subject to the terms and conditions of the Distribution Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the Sales Agent not to sell any shares if the sales cannot be affected at or above the price designated by us in any such instruction.

We will pay the Sales Agent a commission equal to (i) 2.0% for the first $200,000,000 of the Aggregate Offering Amount sold by the Sales Agent pursuant to the Distribution Agreement; and (ii) 1.5% for the final $100,000,000 of the Aggregate Offering Amount sold by the Sales Agent under the Distribution Agreement. In connection with the sale of our common shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts.

Our common shares are listed on Nasdaq under the symbol “CTRM". On June 10, 2021, the last reported sale price of our common shares on Nasdaq was $3.35 per share.

Investing in our common shares involves a high degree of risk and uncertainty. See "Risk Factors" beginning on page 11 of this prospectus supplement, and page 3 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2020, filed with the U.S. Securities and Exchange Commission on March 30, 2021, or our "Annual Report", which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Maxim Group LLC
The date of this prospectus supplement is June 14, 2021.

TABLE OF CONTENTS
PROSPECTUS SUMMARY
Page
ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-2
ENFORCEABILITY OF CIVIL LIABILITIES	S-5
PROSPECTUS SUPPLEMENT SUMMARY	S-6
THE OFFERING	S-10
RISK FACTORS	S-11
USE OF PROCEEDS	S-19
CAPITALIZATION	S-20
DIVIDEND POLICY	S-22
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-23
TAX CONSIDERATIONS	S-24
PLAN OF DISTRIBUTION	S-25
EXPENSES	S-27
LEGAL MATTERS	S-27
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-27

BASE PROSPECTUS
SUMMARY	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	11
ENFORCEMENT OF CIVIL LIABILITIES	12
CAPITALIZATION	13
PLAN OF DISTRIBUTION	14
DESCRIPTION OF SHARE CAPITAL	16
DESCRIPTION OF DEBT SECURITIES	18
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF PURCHASE CONTRACTS	26
DESCRIPTION OF RIGHTS	27
DESCRIPTION OF UNITS	28
TAX CONSIDERATIONS	29
EXPENSES	30
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND ADDITIONAL INFORMATION	30
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the United States Securities and Exchange Commission (the “Commission”), utilizing a "shelf" registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.
The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading "Where You Can Find Additional Information" before investing in our common shares.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is different. We and the Sales Agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.
Castor Maritime Inc. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "anticipate", "believe", "expect", "intend", "estimate", “target”, "forecast", "project", "plan", "potential", "continue", "possible", "likely", "may", "could", "should", and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•
dry bulk and tanker market trends, including fluctuations in charter rates, vessel market values, factors affecting supply and demand, and opportunities for the profitable operations of dry bulk and tanker carriers;

•	our future financial condition or results of operations and our future revenues and expenses;
•	our continued borrowing availability under our debt agreements and compliance with the covenants, including market value based covenants, contained therein;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;

•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charters;
•	changes in our operating expenses, including bunker prices, dry-docking and insurance costs;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including dry-docking, surveys, upgrades and insurance costs;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions as planned;
•	our ability to realize the expected benefits from our vessel acquisitions;
•	vessel breakdowns and instances of off-hire;
•	potential conflicts of interest involving members of our Board of Directors, or Board, and senior management;
•	potential liability from pending or future litigation and potential costs due to environmental damage and vessel collisions;
•	potential exposure or loss from investment in derivative instruments (if any);
•	changes in supply and demand in the dry bulk and tanker shipping industries, including the market for our vessels and the number of new buildings under construction;
•
the length and severity of epidemics and pandemics, including the ongoing global pandemic of the novel coronavirus ("COVID-19") and its impact on the demand for seaborne transportation in the dry bulk and tanker sectors;

•	the strength of world economies;
•	stability of Europe and the Euro;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	compliance with environmental regulations current and future regarding the maritime industry given the age and specifications of a number of our vessels in our fleet;

•	changes in governmental rules and regulations, including those related to environmental matters, or actions taken by regulatory authorities;
•
the ability of our managers and third-party managers that manage vessels of our fleet to comply with rules and regulations regarding the commercial and technical management of our vessels, including vetting requirements by oil majors;

•	general domestic and international political conditions or events, including "trade wars";
•	potential disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts by terrorists;
•	our business strategy and other plans and objectives for future operations;
•	future sales of our securities in the public market;
•	the impact of the discontinuance of LIBOR after 2021 on interest rates of our debt that reference LIBOR;
•	the impact of adverse weather and natural disasters;
•	the impact of public health threats and outbreaks of other highly communicable diseases; and
•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the Commission, including our most recent Annual Report, which is incorporated by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.

Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless the context otherwise requires, as used in this prospectus supplement, the terms "Company", "we", "us", and "our" refer to Castor Maritime Inc. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus supplement to "$" or "dollars" are to U.S. dollars.
Business Overview
We are Castor Maritime Inc., a growth-oriented global shipping company that was incorporated in the Republic of the Marshall Islands in September 2017 for the purpose of acquiring, owning, chartering and operating oceangoing cargo vessels. We are a provider of worldwide seaborne transportation services for dry bulk cargo as well as crude oil and refined petroleum products. As of June 11, 2021, we had 89,955,848 issued and outstanding common shares. We also have outstanding 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares.
We currently operate a fleet of 21 vessels, including 15 dry bulk carriers and 6 tankers, and, as of the date of this prospectus supplement, we have agreed to acquire an additional 3 dry bulk vessels and 2 tankers from unaffiliated sellers. We intend to continue to explore the market in order to identify potential acquisition targets which will help us grow our fleet and business. Our acquisition strategy has so far focused on secondhand Capesize, Kamsarmax, and Panamax dry bulk vessels as well as Aframax, Aframax/LR2 and MR1 tanker vessels, although we may acquire vessels in other sizes, age and/or sectors which we believe offer attractive investment opportunities.
Our commercial strategy primarily focuses on deploying our fleet under a mix of period time charters and trip time charters or voyage charters according to our assessment of market conditions, adjusting the mix of these charters to take advantage of the stable cash flows and high utilization rates associated with period time charters or to profit from attractive spot charter rates during periods of strong freight market conditions.
Our Fleet
As of the date of this prospectus supplement, our fleet of 15 dry bulk carriers and 6 tankers, which we refer to collectively as our “Fleet”, have an aggregate cargo carrying capacity of 1.9 million dwt and an average age of 13.6 years. Upon the successful consummation of our recent vessel acquisitions, our fleet will consist of 26 vessels, with an aggregate capacity of 2.2 million dwt, consisting of 1 Capesize, 7 Kamsarmax and 10 Panamax dry bulk vessels, as well as 1 Aframax, 5 Aframax/LR2 tankers and 2 MR1 tankers with an average age of 13.2 years.

For additional information about our Fleet and our recent acquisitions, see “Item 4. Information on the Company—B. Business Overview—Our Fleet" of our Annual Report and filings incorporated by reference to this prospectus supplement.
The following table summarizes key information about our current Fleet and pending recent vessel acquisitions as of the date of this prospectus supplement:
Owned Vessels:
Vessel Type/ Name	Vessel Type	DWT	Year Built	Country of Construction	Delivery Date
Dry bulk carriers
Magic P	Panamax	76,453	2004	Japan	21 February 2017
Magic Sun	Panamax	75,311	2001	Korea	5 September 2019
Magic Moon	Panamax	76,602	2005	Japan	20 October 2019
Magic Rainbow	Panamax	73,593	2007	China	8 August 2020
Magic Horizon	Panamax	76,619	2010	Japan	9 October 2020
Magic Nova	Panamax	78,833	2010	Japan	15 October 2020
Magic Orion	Capesize	180,200	2006	Japan	17 March 2021
Magic Venus	Kamsarmax	83,416	2010	Japan	2 March 2021
Magic Argo	Kamsarmax	82,338	2009	Japan	18 March 2021
Magic Twilight	Kamsarmax	80,283	2010	Korea	9 April 2021
Magic Thunder	Kamsarmax	83,375	2011	Japan	13 April 2021
Magic Vela	Panamax	75,003	2011	China	12 May 2021
Magic Nebula	Kamsarmax	80,281	2010	Korea	20 May 2021
Magic Starlight	Kamsarmax	81,048	2015	China	23 May 2021
Magic Eclipse	Panamax	74,940	2011	Japan	7 June 2021

Tankers
Wonder Polaris	Aframax/LR2	115,341	2005	Korea	11 March 2021
Wonder Sirius	Aframax/LR2	115,341	2005	Korea	22 March 2021
Wonder Vega	Aframax	106,062	2005	Korea	21 May 2021
Wonder Avior	Aframax/LR2	106,162	2004	Korea	27 May 2021
Wonder Mimosa	MR1 Tanker	37,620	2006	Korea	31 May 2021
Wonder Arcturus	Aframax/LR2	106,149	2002	Korea	31 May 2021

Vessels we have agreed to acquire:

Vessel Type/ Name	DWT	Year Built	Country of Construction	Purchase Price (in million)
Dry bulk carriers
Kamsarmax	82,158	2013	Japan	$21.00
Panamax	74,940	2013	Japan	$19.06
Panamax	76,822	2014	Korea	$21.00
Tankers
MR1 Tanker	37,562	2006	Korea	$8.00
Aframax/LR2	106,290	2004	Korea	$12.00

Management of our Business
Our vessels are technically managed by Pavimar S.A., or Pavimar, a company controlled by Ismini Panagiotidis, the sister of our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Under the technical management agreements, each of our ship-owning subsidiaries pays a $600 daily fee to Pavimar for the provision of a wide range of shipping services such as crew management, technical management, operational employment management, insurance arrangements, provisioning, bunkering, accounting and audit support services, which it may choose to subcontract to other parties at its discretion.
Our vessels are commercially managed by Castor Ships S.A., or Castor Ships, a company controlled by our Chairman, Chief Executive Officer and Chief Financial Officer. Castor Ships manages our business overall and provides us with commercial, chartering and administrative services, including, but not limited to, securing employment for our Fleet, arranging and supervising the vessels' commercial operations, handling all of the Company's vessel sale and purchase transactions, undertaking related shipping project and management advisory and support services, as well as other associated services requested from time to time by us and our ship-owning subsidiaries.

In exchange for these services, we and our subsidiaries pay Castor Ships (i) a flat quarterly management fee in the amount of $0.3 million for the management and administration of our business, (ii) a daily fee of $250 per vessel for the provision of commercial services, (iii) a commission rate of 1.25% on all charter agreements and (iv) a commission of 1% on each sale and purchase transaction.
The vessels that we have agreed to purchase and which we expect to take delivery of by the fourth quarter of this year, will be technically and commercially managed by Pavimar and Castor Ships, respectively, upon their delivery to us.
Reverse Stock Split
On May 28, 2021, we effected a reverse stock split of the Company's common shares whereby every 10 of the Company’s issued and outstanding common shares were combined into one issued and outstanding common share, without any change to the par value of $0.001 per share or any shareholder’s ownership percentage of the Company’s common shares (the "Reverse Stock Split"). On June 14, 2021, ten business days following the Reverse Stock Split, we regained compliance with the Nasdaq Minimum Price Requirement, as defined in the Risk Factors section below. All share numbers and per share amounts in this prospectus supplement have been retroactively adjusted to reflect the Reverse Stock Split.

Corporate Information
We were incorporated under the laws of the Republic of the Marshall Islands in September 2017. Our registered office in the Marshall Islands is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our registered agent in the Republic of the Marshall Islands at such address is The Trust Company of the Marshall Islands, Inc. Our principal executive office is located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our principal executive office telephone number is + 357 25 357 767. Our corporate website address is www.castormaritime.com. The information contained on our website does not constitute part of this prospectus supplement. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING

Issuer	Castor Maritime Inc., a Marshall Islands corporation.

Securities Offered by Us	Common shares having an aggregate offering amount of up to $300,000,000.

Manner of Offering	“At-the-market offering” that may be made from time to time through our sales agent, Maxim. See “Plan of Distribution” on page 25.

Use of Proceeds
We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for capital expenditures, working capital, funding for vessel and other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets. We may choose to raise less than the maximum $300,000,000 in gross offering proceeds permitted by this prospectus supplement.

Risk Factors
Investing in our common shares is highly speculative and involves a high degree of risk. See "Risk Factors" beginning on page S-11 of this prospectus supplement and page 3 of the accompanying base prospectus and in our Annual Report, starting on page 3 thereof, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

Listing	Our common shares currently trade on the Nasdaq under the symbol "CTRM" and on the Norwegian OTC, or the NOTC, under the symbol "CASTOR".

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading "Risk Factors" in our Annual Report incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading "Risk Factors" in the accompanying base prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.
Our share price has recently been volatile and may continue to be volatile in the future, and as a result, investors in our common shares could incur substantial losses.

Our stock price has recently been volatile and may continue be volatile in the future. For example, the reported closing sale price of our common shares on the Nasdaq was $1.18 per share on November 2, 2020 and $17.30 per share on February 11, 2021, and closed at $3.35 on June 10, 2021. In addition, on January 28, 2021, the intra-day sale price of our common shares reported on the Nasdaq fluctuated between a low of $5.00 per share and a high of $9.00 per share. The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. In addition, the ongoing COVID-19 pandemic has caused broad stock market and industry fluctuations. Further, we believe that we have a large number of retail investors holding our common shares, which could increase volatility in the price of our common shares. As a result of this volatility, investors may experience substantial losses on their investment in our common shares. The market price for our common shares may be influenced by many factors, including the following:

•
sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our common shares, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;

•	investor reaction to our business;
•	our continued compliance with the listing standards of the Nasdaq;
•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our industry;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	declines in the market prices of stocks generally;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	trading volume of our common shares;
•	sales of our common shares by us or our shareholders;
•	speculation in the press or investment community about our Company or industry;
•	general economic, industry and market conditions; and

•
other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the ongoing COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations or result in political or economic instability.

These factors, many of which are outside of our control, may negatively impact the market price of our common shares, regardless of our operating performance. Since the price of our common shares has recently been volatile and may continue to be volatile in the future, investors in our common shares could incur substantial losses.
Further, investors may purchase our common shares to hedge existing exposure or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent an aggregate short exposure in our common shares becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common shares increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common shares. This is often referred to as a "short squeeze". A short squeeze could lead to volatile price movements in our common shares that are not directly correlated to our business prospects, operating performance, financial condition or other traditional measures of value for the Company or our common shares.
In addition, some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management's attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that the price of our common shares will remain at its current level or that future sales of our common shares will not be at prices lower than those sold to investors.

We may fail to meet the Nasdaq continuous listing criteria and Nasdaq may delist our common shares from its exchange, which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

We received written notification from Nasdaq, dated April 14, 2020, indicating that because the closing bid price of the Company's common shares for 30 consecutive business days, from February 27, 2020 to April 13, 2020, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq, the Company was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Nasdaq Minimum Price Requirement”). The Company was also informed by Nasdaq that due to the COVID-19 crisis, temporary relief has been granted related to the minimum bid price requirement and the Company's compliance period would be suspended until June 30, 2020. Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance was 180 days, or December 28, 2020, which included the temporary COVID-19 relief period.

On December 30, 2020, we announced that we received a notification letter from Nasdaq granting us an additional 180-day extension, or until June 28, 2021, to regain compliance with the minimum bid price requirement, or the Second Compliance Period. We can cure this deficiency if the closing bid price of our common shares is $1.00 per share or higher for the requisite amount of time during the Second Compliance Period. Nasdaq may exercise its discretion to extend such requisite amount of time to better evaluate the registrant's ability to sustain long-term compliance with the minimum bid price requirement. On May 28, 2021, we completed the Reverse Stock Split. Our common shares traded above the required $1.00 share price for 10 consecutive business days following the Reverse Stock Split, and on June 14, 2021, we received a notice from Nasdaq confirming that we have regained compliance with the Nasdaq Minimum Price Requirement.

Going forward, as the trading price of our common shares and the trading price of the securities of companies involved in the shipping industry continue to experience volatility, we cannot guarantee that we will continue to be compliant with the applicable Nasdaq continuous listing requirements. To the extent that we were to fall out of compliance with these Nasdaq requirements in the future, we intend to take any additional steps necessary to regain compliance, including but not limited to, conducting additional reverse stock splits.

If we are unable to regain compliance, our common shares may be suspended or delisted at the discretion of Nasdaq. If a suspension or delisting of our common shares were to occur, there would be significantly less liquidity in the suspended or delisted common shares. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired. There can be no assurance that we will regain compliance with the minimum bid price requirement and, if we regain compliance, there can be no assurance that we will maintain compliance in the future.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
We issued 91,811, 12,789,426 and 76,834,612 common shares during 2019, 2020 and 2021, respectively, in each case after giving effect to our Reverse Stock Split in May of 2021,  through various transactions. Shareholders may experience significant dilution as a result of our offerings.
We are selling up to $300,000,000 in common shares through this offering pursuant to this prospectus supplement. We have already issued and sold large quantities of our common shares pursuant to previous public and private offerings of our equity and equity-linked securities. We also have 480,000 Series A Preferred Shares outstanding and 12,000 Series B Preferred Sharesoutstanding. In addition, we may sell some or all of our remaining authorized common shares and other securities pursuant to the registration statement of which this prospectus supplement is a part of.

We have additional outstanding warrants that may obligate us to issue up to an additional 19,360,978 common shares, in aggregate, after giving effect to the Reverse Stock Split.
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, redemptions of our Series A Preferred Shares, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested.
Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the per share amount of cash available for dividends on our common shares (as and if declared) could decrease;
•	our earnings per share may be adversely affected;
•	the relative voting strength of each previously outstanding common share could be diminished; and
•	the market price of our common shares could decline.
Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.
We have issued a significant number of our common shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.
Our Articles of Incorporation, as amended, authorizes our Board, to, among other things, issue additional shares of common or preferred shares or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital.

The issuance of any additional shares of common or preferred shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
Major outbreaks of diseases (such as COVID-19) and governmental responses thereto could adversely affect our business.

Since the beginning of calendar year 2020, the outbreak of the COVID-19 pandemic around the world has negatively affected economic conditions, the supply chain, the labor market, the demand for shipping both regionally and globally, has caused delays and uncertainties relating to newbuildings, dry-dockings and other functions of shipyards, and may continue to impact our operations and the operations of our customers and suppliers. The COVID-19 pandemic has resulted in numerous actions taken by governments and governmental agencies in an attempt to mitigate the spread of the virus, including travel bans, quarantines and other emergency public health measures, and lockdown measures. These measures, which for many major and emerging economies remain in place in 2021, have resulted in a significant reduction in global economic activity and extreme volatility in the global financial markets. If the COVID-19 pandemic continues on a prolonged basis or becomes more severe, the adverse impact on the global economy and the rate environment for dry bulk and tanker vessels may deteriorate and our operations and cash flows may be negatively impacted. The extent of COVID-19's continuous impact on our financial and operational results, which could be material in the long run, will depend on the length of time that the pandemic continues, the ability to effectively vaccinate a large percentage of the population and whether subsequent waves of the infection happen globally or in certain geographic regions. Uncertainties regarding the economic impact of the ongoing COVID-19 pandemic are likely to result in sustained market uncertainty, which could impact our business, financial condition, compliance with our financial covenants, and cash flows to a greater extent. Governments are approving large stimulus packages to mitigate the effects of the sudden decline in economic activity caused by the pandemic; however, we cannot predict the extent to which these measures will be sufficient to restore or sustain the business and financial condition of companies in the shipping industry. These measures, though contemplated to be temporary in nature, may continue and increase as countries attempt to contain the outbreak or any reoccurrences thereof.

At this stage, it is difficult to determine the full impact of COVID-19 on our business in the long run. Effects of the current ongoing pandemic have included or may include, among others:

•	deterioration of economic conditions and activity and of demand for shipping;
•
operational disruptions to us, to our vessel crews, or our customers due to worker health risks and the effects of new regulations, directives or practices implemented by governments worldwide in response to the pandemic (such as travel restrictions for individuals and vessels and quarantining and physical distancing);

•
potential delays in (a) the loading and discharging of cargo on or from our vessels, (b) vessel inspections and related certifications by class societies, customers or government agencies and (c) maintenance, modifications or repairs to, or dry-docking of, our existing vessels due to worker health or other business disruptions;

•	reduced cash flow and financial condition, including potential liquidity constraints;
•
credit tightening or declines in global financial markets, including to the prices of our publicly traded securities and the securities of our peers, could make it more difficult for us to access capital;

•	potential reduced ability to opportunistically sell any of our vessels on the second-hand market, either as a result of a lack of buyers or a general decline in the value of second-hand vessels;
•	potential decreases in the market values of our vessels and any related impairment charges or breaches relating to vessel-to-loan financial covenants;
•	potential disruptions, delays or cancellations in the construction of new vessels, which could reduce our future growth opportunities;
•
international transportation of personnel could be limited or otherwise disrupted. In particular, our crews generally work on a rotation basis, relying largely on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis on-board all our vessels at any given time. It may also be difficult for our in-house technical teams to travel to shipyards to observe vessel maintenance, and we may need to hire local experts, which local experts may vary in skill and are difficult to supervise remotely for work we ordinarily address in-house;

•
difficulty of our crew in embarking and disembarking on our ships due to quarantine restrictions placed on persons and limitations on commercial aviation and other forms of public transportation. Although the restrictions have in certain cases delayed crew embarking and disembarking on our ships, they have not functionally affected our ability to sufficiently crew our vessels; and

•	potential non-performance by counterparties relying on force majeure clauses and potential deterioration in the financial condition and prospects of our customers or other business partners.
The ongoing COVID-19 pandemic and measures to contain its spread have negatively impacted regional and global economies and trade patterns in markets in which we operate, the way we operate our business, and the businesses of our charterers and suppliers. These negative impacts could continue or worsen, even after the pandemic itself diminishes or ends. Companies, including our managers, have also taken precautions, such as requiring shore employees to work remotely and imposing travel restrictions, while some other businesses have been required to close entirely.

Moreover, we face significant risks to our onshore or offshore personnel and operations due to the COVID-19 pandemic. Our crews face risk of exposure to COVID-19 as a result of travel to ports in which cases of COVID-19 have been reported. Our shore-based personnel likewise face risk of such exposure, as we maintain offices in areas that have been impacted by the spread of COVID-19.

Measures against COVID-19 in a number of countries have restricted crew rotations on our vessels, which may continue or become more severe. As a result, in 2020 and up to the date of this prospectus supplement, we and our technical managers have experienced and may continue to experience disruptions to our normal vessel operations caused by deviation time associated with positioning our vessels to countries in which we can undertake a crew rotation in compliance with such measures. Delays in crew rotations have led to issues with crew fatigue and may continue to do so, which may result in delays or other operational issues. We have had and expect to continue to have increased expenses due to incremental fuel consumption and days in which our vessels are unable to earn revenue in order to deviate to certain ports on which we would ordinarily not call during a typical voyage. Although our vessels' deviations / repositioning and/or delays in ports that are or will be open for crew rotations should be considered as the most notable impact, we have incurred and should also continue to expect to incur considerable expenses in relation to health protocols imposed by both departure and arrival countries for the incoming and outgoing of crew members, which should be strictly followed (i.e. repeated PCR tests, quarantine periods up to 21 days, governmental special permissions and/or visas, personal protective equipment etc.). Furthermore, reduced flights availability, limitation of selected routes for our flight schedule and imposed health measures by air carrier companies, caused us and may continue to cause us significant increases in the average airfare costs.

The reduced flights availability and the travel restrictions or lockdowns imposed by governments globally has affected our ability to have our vessels inspected and vetted by the relevant personnel of our technical managers in accordance with the procedures and the regular intervals described in their safety management system (SMS). This could result to potentially increased maintenance costs and to potential off-hire due to operational disruptions of our vessels in the short-term, until our technical managers will be able to resume vessel visits/inspections in accordance with the terms included in their SMS.

Furthermore, the reduced flights and travel restrictions or lockdowns imposed by governments globally makes it difficult for our technical manager’s technical superintendents to inspect the vessels we are contemplating acquiring in order to assess their technical condition, and more often than not we have to rely on inspection reports prepared by third parties to the order of the Sellers of the contemplated vessels. Due to this, potential areas of technical concern that would affect negatively our decision to acquire a specific vessel might not be identified, which could result to increased maintenance expenses and potential off-hire due to operational disruptions until they are addressed after the vessel has been delivered to us.

The impact of the ongoing COVID-19 pandemic has also resulted in reduced industrial activity in China with temporary closures of factories and other facilities, labor shortages and restrictions on travel. We believe these disruptions along with other seasonal factors, including lower demand for some of the cargoes we carry such as oil, refined products, iron ore and coal, have contributed to lower tanker and dry bulk rates in 2020 and parts of 2021.

Organizations across industries, including ours, are rightly focusing on their employees' well-being, whilst making sure that their operations continue undisrupted and at the same time, adapting to the new ways of operating. As such employees are encouraged or even required to operate remotely which significantly increases the risk of cyber security attacks.

While we cannot fully assess the overall impact that the ongoing COVID-19 pandemic will have on our financial condition and results of operations and on the dry bulk and tanker industries in general in the long run, we assess that the dry bulk and tanker charter rates have been affected significantly as a result of the ongoing COVID-19 pandemic and that the shipping industry in general and our Company specifically are likely to continue to be exposed to uncertainty in the near to medium term.

The occurrence or continued occurrence of any of the foregoing events or other epidemics or an increase in the severity or duration of the COVID-19 or other epidemics could have a material adverse effect on our business, results of operations, cash flows, financial condition, value of our vessels, and ability to pay dividends (as and if declared).

It is not possible to predict the actual number of shares we will sell under the Distribution Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Distribution Agreement. The number of shares that are sold through Maxim after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that we will sell or the gross proceeds we will receive in connection with those sales.

The common shares offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement for capital expenditures, working capital funding for payments for vessel, other asset or share acquisitions or for other general corporate purposes, or a combination thereof. Asset acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2021:
•	on an actual basis;
•	on an as adjusted basis, to give effect to events that have occurred between April 1, 2021 and June 11, 2021:
o
the issuance and sale of 19,230,770 common shares to certain institutional investors in a registered direct offering which closed on April 7, 2021, at a public offering price of $6.50 per share resulting in net proceeds of approximately $116.6 million, net of estimated fees and expenses of approximately $8.4 million;

o	the Reverse Stock Split;
o	the drawdown of a $18.0 term loan facility, through separate wholly-owned subsidiaries, for the post-delivery financing of the M/T Wonder Polaris and the M/T Wonder Sirius on May 7, 2021; and
o	scheduled principal repayments under our existing credit facilities of approximately $1.0 million.
•
on an as further adjusted basis to give effect to the issuance and sale of common shares covered by this prospectus supplement. This calculation assumes the issuance and sale of 87,209,302 shares of common shares using an assumed price of $3.44 per share, which is the closing price of our common stock on the Nasdaq on June 9, 2021, resulting in assumed net proceeds of approximately $294.4 million, after sales commissions and estimated offering expenses. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

The information set forth in the table below gives effect to Reverse Stock Split. There have been no significant adjustments to our capitalization since March 31, 2021, other than the adjustments described above. The “Actual” historical data in the table below is derived from, and should be read in conjunction with,our unaudited interim condensed consolidated financial information for the three months ended March 31, 2021 attached as an Exhibit 99.1 to our current report on Form 6-K filed on June 3, 2021, which is incorporated by reference herein.

(All figures in U.S. dollars, except for share amounts)	Actual	As Adjusted	As Further Adjusted
Debt:
Long-term debt (including current portion) – Unsecured	$5,000,000	$5,000,000	$5,000,000
Long-term debt (including current portion) – Secured	27,612,463	44,591,463	44,591,463
Total debt	$32,612,463	$49,591,463	$49,591,463

Shareholders' equity:
Common shares, $0.001 par value; 1,950,000,000 shares authorized; 70,725,079 shares issued and outstanding on an actual basis, 89,995,848 shares issued and outstanding on an as adjusted basis and 177,165,150 issued and outstanding on an as further adjusted basis	$70,725	$89,956	$177,165
Series B Preferred Shares; 12,000 shares issued and outstanding on an actual, adjusted and as adjusted basis	12	12	12
Series A Preferred Shares, $0.001 par value; 9.75% cumulative redeemable perpetual preferred shares (liquidation preference of $30 per share), 480,000 shares issued and outstanding on an actual, as adjusted and as further adjusted basis	480	480	480
Additional paid-in capital	177,641,894	294,257,668	588,540,459
Accumulated Deficit	(189,675)	(189,675)	(189,675)
Total Shareholders' Equity	$177,523,436	$294,158,441	$588,528,441

Total Capitalization	$210,135,899	$343,749,904	$638,119,904

DIVIDEND POLICY

To date, we have neither declared nor paid any dividends on our common shares nor do we anticipate that such dividends will be paid in the foreseeable future. Rather, we intend to retain any earnings to finance the growth and development of our business. Any payment of cash dividends on our common shares in the future will be dependent, among other things, upon our earnings, financial condition, capital requirements and other factors which the Board deems relevant. In addition, restrictive covenants contained in any financing agreements entered into in the future may preclude us from paying any dividends.

 DESCRIPTION OF SECURITIES WE ARE OFFERING

For the complete terms of our capital stock, please refer to our Articles of Incorporation, as amended, and our Bylaws which are incorporated by reference from our registration statement on Form F-4 (Registration No. 333-224242), which was filed with the Commission on April 11, 2018 and subsequent amendments thereto. The Business Corporation Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.
We are offering common shares having an aggregate offering amount of up to $300,000,000 pursuant to the Distribution Agreement.
The material terms of our common shares are set forth in the section entitled "Item 10. Additional Information—B. Memorandum and Articles of Association" of our Annual Report for the year ended December 31, 2020 filed on March 30, 2021 and incorporated herein by reference. Our common shares are listed on the Nasdaq Capital Market under the symbol "CTRM". The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company LLC.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein.

PLAN OF DISTRIBUTION
We have entered into the Distribution Agreement pursuant to which we may issue and sell up to an aggregate of $300,000,000 of our common shares from time to time solely through Maxim Group LLC acting as sales agent. A copy of the Distribution Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference herein. Our common shares registered under this prospectus supplement are subject to sale under such agreement.
Upon delivery of a placement notice and subject to the terms and conditions of the Distribution Agreement, Maxim may sell our common shares by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common shares or to or through a market maker. Maxim may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or Maxim may terminate the Distribution Agreement and the offering of our common shares upon notice.
We will pay Maxim commissions for its services in acting as our sales agent in the sale of our common shares pursuant to the Distribution Agreement. Maxim will be entitled to compensation at a fixed commission rate equal to (i) 2% for the first $200,000,000 of the Aggregate Offering Amount sold by Maxim pursuant to the Distribution Agreement; and (ii) 1.5% for the final $100,000,000 of the Aggregate Offering Amount sold under the Distribution Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000. Additionally, we have agreed to reimburse Maxim $5,000 for its legal fees on each Bringdown Date (as defined in the Distribution Agreement) while this offering is open.
Settlement for sales of common shares, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.
Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of the common shares on our behalf, Maxim will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Distribution Agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus supplement, or (ii) termination of the Distribution Agreement as permitted therein. We may terminate the Distribution Agreement with five days of prior written notice. Maxim may terminate the Distribution Agreement at any time upon written notice.
Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a web site maintained by Maxim and Maxim may distribute this prospectus supplement electronically.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.
SEC Filing Fee		$32,730
FINRA Fee	$	N/A
Legal Fees and Expenses		$75,000
Accountants' Fees and Expenses		$20,000
Miscellaneous Costs		$2,270
Total		$130,000

LEGAL MATTERS
The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Sales Agent in this offering.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http://www.castormaritime.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission's website is not part of this prospectus supplement.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

This prospectus supplement incorporates by reference the following documents:
•
Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 30, 2021, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	All subsequent annual reports on Form 20-F filed with the Commission prior to the termination of this offering;
•
Our Reports on Form 6-K filed with the Commission on January 5, 2021, January 12, 2021, January 20, 2021, January 25, 2021, January 27, 2021, February 1, 2021, February 3, 2021, February 11, 2021, February 18, 2021, March 3, 2021, March 10, 2021, March 12, 2021, March 19, 2021, March 23, 2021, April 7, 2021, April 9 , 2021, April 15, 2021, April 19, 2021, April 19, 2021, April 28, 2021, April 30, 2021, May 4, 2021, May 11, 2021, May 18, 2021, May 21, 2021, May 25, 2021 and June 3, 2021;

•	All Reports on Form 6-K filed with the Commission prior to the termination of this offering that we identify in such Reports as being incorporated by reference into this prospectus; and
•
The description of our capital stock as described in our Registration Statement on Form 8-A filed on May 2, 2018 including any subsequent amendments or reports filed for the purpose of updating such description.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the SalesAgent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a paper copy of our Commission filings, at no cost, by writing to or telephoning us at the following address:
Castor Maritime Inc.

223 Christodoulou Chatzipavlou Street

Hawaii Royal Garden

3036 Limassol, Cyprus

(357) 25 357 767 (telephone number)

These reports may also be obtained on our website at www.castormaritime.com. None of the information on our website is a part of this prospectus supplement or the accompanying base prospectus.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

Common Shares, Preferred Share Purchase Rights, Preferred Shares,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we or any selling shareholder may periodically offer:
(1)	our common shares (including preferred share purchase rights),
(2)	our preferred shares,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.
The prices and other terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of our securities by any selling shareholder.
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market under the symbol “CTRM”. The closing trading price of our common shares has recently been very volatile, ranging from a low of $0.12 on November 2, 2020, to a high of $1.73 on February 11, 2021 and closed at $0.76 on March 31, 2021. In addition, on January 28, 2021, the intra-day sale price of our common shares reported on the Nasdaq Capital Market fluctuated between a low of $0.50 per share and a high of $0.90 per share. The stock market in general, and the market for shipping companies in particular, have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance, financial condition or business prospects of those companies. There can be no guarantee that the price of our common shares will not experience similar volatility in the future or that you will be able to sell common shares that you buy from us pursuant to this registration statement at a price equal to or greater than the price that you pay for them or at all.

Investing in our securities involves a high degree of risk. Before you make an investment in our securities, you should carefully consider the section entitled “Risk Factors” beginning on page 3 of this prospectus, and the other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 1, 2021.

ABOUT THIS PROSPECTUS
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC.
This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific types, amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of an automatic shelf registration statement we filed with the SEC and do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the common shares offered by this prospectus in any jurisdiction where action for that purpose is required. The common shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such common shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

TABLE OF CONTENTS

Page

SUMMARY	1
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	9
USE OF PROCEEDS	11
ENFORCEMENT OF CIVIL LIABILITIES	12
CAPITALIZATION	13
PLAN OF DISTRIBUTION	14
DESCRIPTION OF SHARE CAPITAL	16
DESCRIPTION OF DEBT SECURITIES	18
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF PURCHASE CONTRACTS	26
DESCRIPTION OF RIGHTS	27
DESCRIPTION OF UNITS	28
TAX CONSIDERATIONS	29
EXPENSES	30
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND ADDITIONAL INFORMATION	30

i

SUMMARY
This section summarizes some of the information that is contained in this prospectus. As an investor or prospective investor, you should review carefully the more detailed information that appears later in this prospectus and the information incorporated by reference in this prospectus.
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Castor Maritime Inc. and all of its subsidiaries, and “Castor Maritime Inc.” refers only to Castor Maritime Inc. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is in the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars.
Our Company
We are Castor Maritime Inc., a growth-oriented global shipping company that was incorporated in the Republic of the Marshall Islands in September 2017 for the purpose of acquiring, owning, chartering and operating oceangoing cargo vessels. We are a provider of worldwide seaborne transportation services for dry bulk cargo as well as crude oil and refined petroleum products. As of March 29, 2021, we had 707,250,793 issued and outstanding common shares. We also have outstanding 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares.
Our Fleet
As of the date of this prospectus, we own a fleet which consists of nine dry bulk carriers and two tankers with an aggregate cargo carrying capacity of 1.0 million dwt and an average age of 14.3 years, which we refer to collectively as our “Fleet”. Upon the successful consummation of our recent vessel acquisitions, our Fleet will consist of 14 vessels, with an aggregate capacity of 1.3 million dwt, consisting of 1 Capesize, 5 Kamsarmax and 6 Panamax dry bulk vessels and 2 Aframax LR2 tankers and an average age of 13.5 years. For additional information about our Fleet and our recent acquisitions, see “Item 4. Information on the Company—B. Business Overview—Our Fleet" of our Annual Report (as defined below).
We intend to further expand our Fleet by actively seeking additional vessel acquisition opportunities across all vessel sizes and segments, including those outside of the dry bulk and tankers segment.
Our commercial strategy primarily focuses on deploying our Fleet under a mix of period time charters and trip time charters according to our assessment of market conditions, adjusting the mix of these charters to take advantage of the relatively stable cash flows and high utilization rates associated with period time charters or to profit from attractive trip charter rates during periods of strong charter market conditions.
The following table summarizes key information about our Fleet (delivered only vessels) as of the date of this prospectus:
Vessel Name	Year Built	Type of Charter	Capacity (dwt)	Delivered to Castor	Gross Charter Rate ($/day)	Estimated Earliest Charter Expiration	Estimated Latest Charter Expiration
Dry bulk vessels
Panamax
Magic P	2004	Period Time Charter	76,453	February 2017	$12,750	August 2021	November 2021
Magic Sun	2001	Period Time Charter	75,311	September 2019	$10,200	August 2021	October 2021
Magic Moon	2005	Period Time Charter	76,602	October 2019	$10,500	July 2021	September 2021
Magic Rainbow	2007	Trip Time Charter	73,593	August 2020	$18,500	April 2021	April 2021
Magic Horizon	2010	Period Time Charter	76,619	October 2020	$11,000	August 2021	December 2021
Magic Nova	2010	Period Time Charter	78,833	October 2020	$10,400	April 2021	August 2021
Kamsarmax
Magic Venus	2010	Period Time Charter	83,416	March 2021	$18,500	August 2021	October 2021
Magic Argo	2009	Trip Time Charter	82,338	March 2021	$25,100	June 2021	June 2021
Capesize
Magic Orion	2006	Trip Time Charter	180,200	March 2021	$21,000	April 2021	April 2021
Tanker vessels
Aframax/LR2
Wonder Polaris	2005	Period Time Charter	115,341	March 2021	$15,000 + profit sharing	February 2022	February 2023
Wonder Sirius	2005	Period Time Charter	115,340	March 2021	$15,000 + profit sharing	February 2022	February 2023

Fleet Expansion
As of the date of this prospectus and as part of our growth strategy, we have agreed to acquire three Kamsarmax dry bulk vessels from unaffiliated third-party sellers. For additional information about our Fleet and our recent acquisitions, see “Item 4. Information on the Company—B. Business Overview—Our Fleet" of our Annual Report (as defined below).
The following table summarizes key information about our recent vessel acquisitions that are pending completion as of the date of this prospectus:
Vessel Name (1)	Year Built	Type of Vessel	Capacity (dwt)	Country Built	Expected Delivery to Company
Dry bulk vessels
TBR Magic Twilight	2010	Kamsarmax	80,283	South Korea	2nd Quarter 2021
TBR Magic Nebula	2010	Kamsarmax	80,282	South Korea	2nd Quarter 2021
TBR Magic Thunder	2011	Kamsarmax	83,375	Japan	2nd – 3rd Quarter 2021

(1) To be re-named upon delivery of the vessels to the Company (“TBR”).
Management of our Business
Our vessels are technically managed by Pavimar S.A., or Pavimar, a company controlled by Ismini Panagiotidis, the sister of our Chairman, Chief Executive Officer and Chief Financial Officer, Petros Panagiotidis. Under the technical management agreements, our ship-owning subsidiaries pay a $600 daily fee to Pavimar for the provision of a wide range of shipping services such as crew management, technical management, operational employment management, insurance arrangements, provisioning, bunkering, accounting and audit support services, which it may choose to subcontract to other parties at its discretion.

Our vessels are commercially managed by Castor Ships S.A., or Castor Ships, a company controlled by our Chairman, Chief Executive Officer and Chief Financial Officer. Castor Ships manages our business overall and provides us with commercial, chartering and administrative services, including, but not limited to, securing employment for our Fleet, arranging and supervising the vessels' commercial operations, handling all of the Company's vessel sale and purchase transactions, undertaking related shipping project and management advisory and support services, as well as other associated services requested from time to time by us and our ship-owning subsidiaries. In exchange for these services, we and our subsidiaries pay Castor Ships (i) a flat quarterly management fee in the amount of $0.3 million for the management and administration of our business, (ii) a daily fee of $250 per vessel for the provision of commercial services, (iii) a commission rate of 1.25% on all charter agreements and (iv) a commission of 1% on each sale and purchase transaction.
The three Kamsarmax vessels that we have agreed to purchase and which we expect to take delivery of in the near term, will be technically and commercially managed by Pavimar and Castor Ships upon their delivery to us.
Corporate Information
We were incorporated under the laws of the Republic of the Marshall Islands in September 2017. Our registered office in the Marshall Islands is located at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. Our registered agent in the Republic of the Marshall Islands at such address is The Trust Company of the Marshall Islands, Inc. Our principal executive office is located at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our principal executive office telephone number is + 357 25 357 767. Our corporate website address is www.castormaritime.com. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 30, 2021, or our Annual Report, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
Risks Related to the Ownership of our Common Shares
Our share price has recently been volatile and may continue to be volatile in the future, and as a result, investors in our common shares could incur substantial losses.
Our stock price has recently been volatile and may continue be volatile in the future. For example, the reported closing sale price of our common shares on the Nasdaq Capital Market was $0.12 per share on November 2, 2020 and $1.73 per share on February 11, 2021, and closed at $0.76 on March 31, 2021. In addition, on January 28, 2021, the intra-day sale price of our common shares reported on the Nasdaq Capital Market fluctuated between a low of $0.50 per share and a high of $0.90 per share. The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. In addition, the ongoing COVID-19 pandemic has caused broad stock market and industry fluctuations. Further, we believe that we have a large number of retail investors holding our common shares, which could increase volatility in the price of our common shares. As a result of this volatility, investors may experience substantial losses on their investment in our common shares. The market price for our common shares may be influenced by many factors, including the following:
•	investor reaction to our business strategy;
•
sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our common shares, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;

•	our continued compliance with the listing standards of the Nasdaq Capital Market;
•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our industry;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	declines in the market prices of stocks generally;
•	trading volume of our common shares;
•	sales of our common shares by us or our shareholders;
•	speculation in the press or investment community about our Company or industry;

•	general economic, industry and market conditions; and
•
other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the ongoing COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations or result in political or economic instability.

These factors, many of which are outside of our control, may negatively impact the market price of our common shares, regardless of our operating performance. For example, recent increases are significantly inconsistent with any improvements in actual or expected business prospects, operating performance, financial condition or other traditional measures of value, including our loss per share of $0.03 for the year ended December 31, 2020. Since the price of our common shares has recently been volatile and may continue to be volatile in the future, investors in our common shares could incur substantial losses.
Further, investors may purchase our common shares to hedge existing exposure or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent an aggregate short exposure in our common shares becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common shares increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common shares. This is often referred to as a "short squeeze". A short squeeze could lead to volatile price movements in our common shares that are not directly correlated to our business prospects, operating performance, financial condition or other traditional measures of value for the Company or our common shares.
In addition, some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management's attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects. There can be no guarantee that the price of our common shares will remain at its current level or that future sales of our common shares will not be at prices lower than those sold to investors.
Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.
We received written notification from Nasdaq, dated April 14, 2020, indicating that because the closing bid price of the Company's common shares for 30 consecutive business days, from February 27, 2020 to April 13, 2020, was below the minimum $1.00 per share bid price requirement for continued listing on the Nasdaq Capital Market, the Company is not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). The Company was also informed by Nasdaq that due to the COVID-19 crisis, temporary relief has been granted related to the minimum bid price requirement and the Company's compliance period would be suspended until June 30, 2020. Pursuant to the Nasdaq Listing Rule 5810(c)(3)(A), the applicable grace period to regain compliance is 180 days, or December 28, 2020, which included the temporary COVID-19 relief period.
On December 30, 2020, we announced that we received a notification letter from Nasdaq granting us an additional 180-day extension, or until June 28, 2021, to regain compliance with the minimum bid price requirement. We can cure this deficiency if the closing bid price of our common shares is $1.00 per share or higher for the requisite amount of time during the Second Compliance Period. Nasdaq may exercise its discretion to extend such requisite amount of time to better evaluate the registrant's ability to sustain long-term compliance with the minimum bid price requirement. We are evaluating all our options to regain compliance with the minimum bid price requirement within the Second Compliance Period, including a reverse stock split. During this time, our common shares will continue to be listed and traded on the Nasdaq Capital Market.
If we are unable to regain compliance with the minimum bid price requirement within the Second Compliance Period, our common shares may be suspended or delisted at the discretion of Nasdaq. If a suspension or delisting of our common shares were to occur, there would be significantly less liquidity in the suspended or delisted common shares. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired. There can be no assurance that we will regain compliance with the minimum bid price requirement and, if we regain compliance, there can be no assurance that we will maintain compliance in the future.

Recent share issuances and the issuance of additional shares in the future may impact the price of our common shares and our ability to regain compliance with Nasdaq's minimum bid price requirement.
The Company had 707,250,793 issued and outstanding shares as of March 29, 2021, out of an authorized share capital of 1,950,000,000 common shares. Upon the exercise of outstanding warrants, the Company may issue up to an additional 1,302,083 common shares. We cannot assure you at what price the offering of our common shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares and may be at a discount to the trading price of our common shares at the time of such sale. The issuance and sale of any securities in the future may be dilutive to our existing shareholders and may cause the price of our common shares to decline. The issuance of additional shares by the Company that has the effect of reducing the price of the trading price of the common shares may also prevent the Company from being able to regain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) prior to June 28, 2021, which may result in our common shares being suspended or delisted from the Nasdaq Capital Market. If a suspension or delisting of our common shares were to occur, there would be significantly less liquidity in the suspended or delisted common shares. In addition, our ability to raise additional capital through equity or debt financing would be greatly impaired.
We issued 918,112, 127,894,264 and 576,038,417 common shares during 2019, 2020 and 2021, respectively, through various transactions. Shareholders may experience significant dilution as a result of our offerings.
We have already issued and sold large quantities of our common shares pursuant to previous public and private offerings of our equity and equity-linked securities. We also have 480,000 Series A Preferred Shares outstanding and 12,000 Series B Preferred Shares outstanding. In addition, we may sell some or all of our remaining authorized common shares and other securities pursuant to this registration statement. We have additional outstanding warrants that may obligate us to issue up to an additional 1,302,083 common shares, in aggregate, upon the exercise of these warrants in full.
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, redemptions of our Series A Preferred Shares, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested.
Our issuance of additional common shares or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the per share amount of cash available for dividends on our common shares (as and if declared) could decrease;
•	the relative voting strength of each previously outstanding common share could be diminished; and
•	the market price of our common shares could decline.

Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.
We have issued a significant number of our common shares and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.
Our Articles of Incorporation authorizes our Board of Directors, or Board, to, among other things, issue additional shares of common or preferred shares or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
General Risk Factors
Major outbreaks of diseases (such as COVID-19) and governmental responses thereto could adversely affect our business.
Since the beginning of calendar year 2020, the outbreak of the COVID-19 pandemic around the world has negatively affected economic conditions, the supply chain, the labor market, the demand for shipping both regionally and globally, has caused delays and uncertainties relating to newbuildings, dry-dockings and other functions of shipyards, and may continue to impact our operations and the operations of our customers and suppliers. The COVID-19 pandemic has resulted in numerous actions taken by governments and governmental agencies in an attempt to mitigate the spread of the virus, including travel bans, quarantines and other emergency public health measures, and a number of countries implemented lockdown measures. These measures have resulted in a significant reduction in global economic activity and extreme volatility in the global financial markets. If the COVID-19 pandemic continues on a prolonged basis or becomes more severe, the adverse impact on the global economy and the rate environment for dry bulk and tanker vessels may deteriorate further and our operations and cash flows may be negatively impacted. The extent of COVID-19's continuous impact on our financial and operational results, which could be material in the long run, will depend on the length of time that the pandemic continues, the ability to effectively vaccinate a large percentage of the population and whether subsequent waves of the infection happen globally or in certain geographic regions. Uncertainties regarding the economic impact of the ongoing COVID-19 pandemic are likely to result in sustained market volatility, which could impact our business, financial condition and cash flows to a greater extent. Governments are approving large stimulus packages to mitigate the effects of the sudden decline in economic activity caused by the pandemic; however, we cannot predict the extent to which these measures will be sufficient to restore or sustain the business and financial condition of companies in the shipping industry. These measures, though contemplated to be temporary in nature, may continue and increase as countries attempt to contain the outbreak or any reoccurrences thereof.

At this stage, it is difficult to determine the full impact of COVID-19 on our business in the long run. Effects of the current ongoing pandemic have included or may include, among others:
•	deterioration of economic conditions and activity and of demand for shipping;
•
operational disruptions to us or our customers due to worker health risks and the effects of new regulations, directives or practices implemented in response to the pandemic (such as travel restrictions for individuals and vessels and quarantining and physical distancing);

•
potential delays in (a) the loading and discharging of cargo on or from our vessels, (b) vessel inspections and related certifications by class societies, customers or government agencies and (c) maintenance, modifications or repairs to, or dry-docking of, our existing vessels due to worker health or other business disruptions;

•	reduced cash flow and financial condition, including potential liquidity constraints;
•
credit tightening or declines in global financial markets, including to the prices of our publicly traded securities and the securities of our peers, could make it more difficult for us to access capital;

•	potential reduced ability to opportunistically sell any of our vessels on the second-hand market, either as a result of a lack of buyers or a general decline in the value of second-hand vessels;
•	potential decreases in the market values of our vessels and any related impairment charges or breaches relating to vessel-to-loan financial covenants;
•	potential disruptions, delays or cancellations in the construction of new vessels, which could reduce our future growth opportunities;
•
difficulty of our crew in embarking and disembarking on our ships due to quarantine restrictions placed on persons and limitations on commercial aviation and other forms of public transportation; although the restrictions have in certain cases delayed crew embarking and disembarking on our ships, they have not functionally affected our ability to sufficiently crew our vessels;

•
international transportation of personnel could be limited or otherwise disrupted. In particular, our crews generally work on a rotation basis, relying largely on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis on-board all our vessels at any given time. It may also be difficult for our in-house technical teams to travel to shipyards to observe vessel maintenance, and we may need to hire local experts, which local experts may vary in skill and are difficult to supervise remotely for work we ordinarily address in-house; and

•	potential non-performance by counterparties relying on force majeure clauses and potential deterioration in the financial condition and prospects of our customers or other business partners.
The ongoing COVID-19 pandemic and measures to contain its spread have negatively impacted regional and global economies and trade patterns in markets in which we operate, the way we operate our business, and the businesses of our charterers and suppliers. These negative impacts could continue or worsen, even after the pandemic itself diminishes or ends. Companies, including us, have also taken precautions, such as requiring employees to work remotely and imposing travel restrictions, while some other businesses have been required to close entirely. Moreover, we face significant risks to our onshore or offshore personnel and operations due to the COVID-19 pandemic. Our crews face risk of exposure to COVID-19 as a result of travel to ports in which cases of COVID-19 have been reported. Our shore-based personnel likewise face risk of such exposure, as we maintain offices in areas that have been impacted by the spread of COVID-19.

Measures against COVID-19 in a number of countries have restricted crew rotations on our vessels, which may continue or become more severe. As a result, in 2020, we experienced and may continue to experience disruptions to our normal vessel operations caused by deviation time associated with positioning our vessels to countries in which we can undertake a crew rotation in compliance with such measures. Delays in crew rotations have led to issues with crew fatigue and may continue to do so, which may result in delays or other operational issues. We have had and expect to continue to have increased expenses due to incremental fuel consumption and days in which our vessels are unable to earn revenue in order to deviate to certain ports on which we would ordinarily not call during a typical voyage. Although our vessels' deviations / repositioning and/or delays in ports that are or will be open for crew rotations should be considered as the most notable impact, we have incurred and should also continue to expect to incur considerable expenses in relation to health protocols imposed by both departure and arrival countries for the incoming and outgoing of crew members, which should be strictly followed (i.e. repeated PCR tests, quarantine periods up to 21 days, governmental special permissions and/or visas, personal protective equipment etc.). Furthermore, reduced flights availability, limitation of selected routes for our flight schedule and imposed health measures by air carrier companies, caused us and may continue to cause us significant increases in the average airfare costs.
The impact of the ongoing COVID-19 pandemic has also resulted in reduced industrial activity in China with temporary closures of factories and other facilities, labor shortages and restrictions on travel. We believe these disruptions along with other seasonal factors, including lower demand for some of the cargoes we carry such as iron ore and coal, have contributed to lower dry bulk rates in 2020.
Organizations across industries, including ours, are rightly focusing on their employees' well-being, whilst making sure that their operations continue undisrupted and at the same time, adapting to the new ways of operating. As such employees are encouraged or even required to operate remotely which significantly increases the risk of cyber security attacks.
While we cannot fully assess the overall impact that the ongoing COVID-19 pandemic will have on our financial condition and results of operations and on the dry bulk and tanker industries in general in the long run, we assess that the dry bulk and tanker charter rates have been reduced significantly as a result of the ongoing COVID-19 pandemic and that the shipping industry in general and our Company specifically are likely to continue to be exposed to volatility in the near to medium term. Indicatively, vessels in our Fleet which came up for charter renewal in the 2020 were employed at comparably less favorable charter rates than those achieved during 2019 and those expected before the ongoing COVID-19 pandemic which had a negative impact on voyage revenues earned in 2020.
Further, containment measures and quarantine restrictions adopted by many countries worldwide have caused significant impact on our ability to embark and disembark crew members and on our seafarers themselves. As a result, since the outbreak of COVID-19 and as of the date of this prospectus, we have encountered certain prolonged delays and surrounding complexities in embarking and disembarking crew onto our ships which further resulted in increased operational costs and decreased revenues by reason of off-hires associated with crew rotation and related logistical complications associated with supplying our vessels with spares or other supplies.
The occurrence or continued occurrence of any of the foregoing events or other epidemics or an increase in the severity or duration of the COVID-19 or other epidemics could have a material adverse effect on our business, results of operations, cash flows, financial condition, value of our vessels, and ability to pay dividends (as and if declared).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain matters discussed herein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “target”, “project”, “likely”, “may”, “could” and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•	dry bulk and tanker market trends, including fluctuations in charter rates, factors affecting supply and demand, and opportunities for the profitable operations of dry bulk and tanker carriers;
•	our future financial condition or results of operations and our future revenues and expenses;
•	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	our continued ability to enter into time or voyage charters with existing and new customers, and to re-charter our vessels upon the expiry of the existing charters;
•	changes in our operating expenses, including bunker prices, dry-docking and insurance costs;
•
our ability to fund future capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including dry-docking, surveys, upgrades and insurance costs;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions as planned;
•	our ability to realize the expected benefits from our vessel acquisitions;

•	vessel breakdowns and instances of off-hire;
•	potential conflicts of interest involving members of our Board, and senior management;
•	potential liability from pending or future litigation and potential costs due to environmental damage and vessel collisions;
•	potential exposure or loss from investment in derivative instruments (if any);
•	changes in supply and demand in the dry bulk and tanker shipping industry, including the market for our vessels and the number of newbuildings under construction;
•
the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus ("COVID-19") and its impact on the demand for seaborne transportation in the dry bulk and tanker sector;

•	the strength of world economies;
•	stability of Europe and the Euro;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	general domestic and international political conditions or events, including "trade wars";
•	potential disruption of shipping routes due to accidents, political events, international hostilities and instability, piracy or acts by terrorists;
•	our business strategy and other plans and objectives for future operations;
•	future sales of our securities in the public market;
•	the impact of the discontinuance of LIBOR after 2021 on interest rates of our debt that reference LIBOR;
•	the impact of adverse weather and natural disasters;
•	the impact of public health threats and outbreaks of other highly communicable diseases; and
•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our most recent Annual Report, which is incorporated by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus.
Any forward-looking statements contained herein are made only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, working capital, to make vessel or other asset acquisitions or for general corporate purposes or a combination thereof. We will not receive any proceeds from sales of our securities by any selling shareholder.

ENFORCEMENT OF CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands, and substantially all of our assets are located outside of the United States. Our principal executive office is located in Cyprus. In addition, all of our directors and officers are non-residents of the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Republic of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or our directors and officers. Although you may bring an original action against us or our affiliates in the courts of the Marshall Islands, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so.

CAPITALIZATION
Each prospectus supplement will include information on our consolidated capitalization.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or any selling shareholder may sell some or all of the securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or any selling shareholder may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder, or borrowed from us or any selling shareholder to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any selling shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of any selling shareholders that participate with us or any selling shareholders in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we will inform any selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by any selling shareholders in the market. Any selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities offered pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors, major shareholders and any selling shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of any selling shareholders’ securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold under this registration statement of which this prospectus constitutes a part.
If more than five percent (5%) of the net proceeds of any offering of our common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SHARE CAPITAL
The description of our Articles of Incorporation is incorporated by reference from our registration statement on Form F-4 (Registration No. 333-224242), which was filed with the SEC on April 11, 2018 and to which our Articles of Incorporation were filed as Exhibit 3.1 thereto and hereby incorporated by reference into this prospectus. For a full description of the terms and rights of our capital stock, please see “Item 10. Additional Information—B. Memorandum and Articles of Association” of our Annual Report incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
Purpose
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our Articles of Incorporation and Bylaws do not impose any limitations on the ownership rights of our shareholders.
Authorized Capitalization
Under our Articles of Incorporation, our authorized capital stock consists of 1,950,000,000 common shares, par value $0.001 per share, of which 707,250,793 common shares are issued and outstanding as of March 29, 2021, and 50,000,000 preferred shares, par value $0.001 per share, of which 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares are currently issued and outstanding. We have also designated 3,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.
Description of Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares are entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares, which we have issued in the past or which we may issue in the future.
Share History
On September 22, 2017, we entered into an exchange agreement, or the Exchange Agreement, with Spetses Shipping Co., or Spetses, and its shareholders. Under the terms of the Exchange Agreement, we issued 2,400,000 common shares, 480,000 Series A Preferred Shares and 12,000 Series B Preferred Shares of the Company in exchange for all of the then issued and outstanding common shares of Spetses.
On November 21, 2017, we declared a dividend of one preferred share purchase right for each outstanding common share and adopted a stockholder rights plan, as set forth in a Stockholders Rights Agreement dated as of November 20, 2017, by and between us and American Stock Transfer & Trust Company, LLC, as rights agent. For more information, please see "Item 10. Additional Information—B. Memorandum and Articles of Association—Stockholders Rights Agreement" in our Annual Report. In connection with the Stockholders Rights Agreement, we designated 3,000 shares as Series C Participating Preferred Shares, none of which are outstanding as of the date of this prospectus.
On June 28, 2019, we entered into an equity distribution agreement, or the Equity Distribution Agreement, with Maxim acting as a sales agent, under which we may, from time to time, offer and sell shares of our common shares through an at-the-market, or ATM, program having an aggregate offering amount of up to $10,000,000. As of the date of this prospectus, we have raised gross and net proceeds (after deducting sales commissions and other fees and expenses) under the ATM of $2.6 million and $2.3 million, respectively, by issuing and selling 618,112 common shares. The net proceeds received under the ATM were used to partly finance the acquisition of the M/V Magic Moon. We have not incurred any further sales under the ATM program since September 2019.

On October 10, 2019, we reached an agreement with all of the holders of our Series A Preferred Shares to waive until December 31, 2021 all due and overdue dividends and to adopt an amended and restated Statement of Designations on our Series A Preferred Shares, or the Series A Preferred Shares Agreement. Pursuant to the Series A Preferred Shares Agreement, on October 17, 2019, we issued 300,000 common shares to the holders of the Series A Preferred Shares in exchange for the waiver of approximately $4.3 million worth of dividends accumulated on the Series A Preferred Shares, for the period since their original issuance to June 30, 2019.
On January 27, 2020, we entered into a securities purchase agreement with YAII PN, LTD, or the Investor, pursuant to which we agreed to sell and the Investor agreed to purchase up to three convertible debentures for a maximum aggregate price of $5.0 million (the “Convertible Debentures”), further discussed under “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Our Borrowing Activities” of our Annual Report. As of the date of this prospectus, the Investor converted the full $5.0 million principal amount and $0.1 million of interest under the Convertible Debentures for 8,042,078 common shares.
On June 23, 2020, we entered into an agreement with Maxim, acting as underwriter, pursuant to which we offered and sold 59,110,000 units, each unit consisting of (i) one common share or a pre-funded warrant to purchase one common share at an exercise price equal to $0.01 per common share (a "Pre-Funded Warrant"), and (ii) one Class A Warrant to purchase one common share (a "Class A Warrant"), for $0.35 per unit (or $0.34 per unit including a Pre-Funded Warrant), or the June Equity Offering. The June Equity Offering, which closed on June 26, 2020, resulted in the issuance of 59,082,686 common shares and 59,110,000 Class A Warrants, which also included 7,710,000 over-allotment units pursuant to an over-allotment option that was exercised by Maxim on June 24, 2020. In connection with this offering, we raised gross and net cash proceeds of approximately $20.7 million and $18.6 million, respectively. Further, as of March 29, 2021, an aggregate of 58,486,557 Class A Warrants have been exercised at an exercise price of $0.35 per warrant, for which we have received total gross proceeds of approximately $20.5 million.
On July 12, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 57,750,000 common shares in a registered offering (the "July Equity Offering"). In a concurrent private placement, we also issued warrants to purchase up to 57,750,000 common shares (the "Private Placement Warrants"). The aggregate purchase price for each common share and Private Placement Warrant was $0.30. In connection with the July Equity Offering, which closed on July 15, 2020, we received gross and net cash proceeds of approximately $17.3 million and $15.6 million, respectively. Further, as of March 29, 2021, an aggregate of 57,071,360 Private Placement Warrants have been exercised at an exercise price of $0.35 per warrant, for which we have received total gross proceeds of approximately $20.0 million.
On December 30, 2020, we entered into agreements with certain unaffiliated institutional investors pursuant to which we offered 94,750,000 common shares and warrants to purchase 94,750,000 common shares (the "January 5 Warrants") in a registered direct offering which closed on January 5, 2021. The aggregate purchase price for each common share and January 5 Warrant was $0.19. In connection with this offering, we received gross proceeds of approximately $18.0 million and net proceeds of approximately $16.4 million, net of estimated fees and expenses of approximately $1.6 million. All of the January 5 Warrants have been exercised at an exercise price of $0.19 per warrant, for which we have received total gross proceeds of approximately $18.0 million.

On January 8, 2021, we entered into agreements with certain investors pursuant to which we offered 137,000,000 common shares and warrants to purchase 137,000,000 common shares (the "January 12 Warrants") in a registered direct offering. The aggregate purchase price for each common share and January 12 Warrant was $0.19. In connection with this offering, which closed on January 12, 2021, we received gross proceeds of approximately $26.0 million and net proceeds of approximately $24.0 million, net of estimated fees and expenses of approximately $2.0 million. All of the January 12 Warrants have been exercised at an exercise price of $0.19 per warrant, for which we have received total gross proceeds of approximately $26.0 million.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
Senior Debt
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt
We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which
•	continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
    The warrants will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
The rights will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement (or a post-effective amendment hereto).

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Taxation” of our Annual Report incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee (1)	$	*
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

(1)
The registrant is registering an indeterminate amount of securities under the registration statement in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee in connection with such securities until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States, New York and Marshall Islands law.
EXPERTS
The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed an automatic shelf registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our filings are also available on our website at http:// www.castormaritime.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. Further, other than as described below, the information contained in or accessible from the SEC's website is not part of this prospectus.

Information Incorporated by Reference
The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference in this prospectus the documents listed below which have been filed with the SEC:
•
Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 30, 2021, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filing or any subsequent filing we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Castor Maritime Inc.
Attn: Petros Panagiotidis
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens,
3036 Limassol
Cyprus
+ 357 25 357 767

These reports may also be obtained on our website at www.castormaritime.com. None of the information on our website is a part of this prospectus or the accompanying prospectus supplement.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

$300,000,000 of Common Shares